UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 2, 2009

Medis Technologies Ltd.
(Exact name of Registrant as specified in its charter)

Delaware (State of incorporation)	0-30391 (Commission File No.)	13-3669062 (IRS Employer Identification No.)

805 Third Avenue
New York, New York 10022
(Address of principal executive offices)

Registrant’s telephone number:  (212) 935-8484

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 2, 2009, 2009, we received a letter from the Nasdaq Stock Market (“Nasdaq”) informing us that based on our stockholders’ deficit as reported in our Annual Report on Form 10-K for the period ended December 31, 2008,  we do not comply with the minimum $10 million stockholders’ equity requirement for continued listing on the Nasdaq Global Market under Nasdaq Marketplace Rule 4450(a)(3).

We have until April 17, 2009 to provide a plan to achieve and sustain compliance with the Nasdaq Global Market continued listing requirements. If we submit the plan and it is accepted by Nasdaq, Nasdaq may grant us a period of up to 105 days from April 2, 2009 within which to regain compliance with such requirements. If Nasdaq determines that our plan is not sufficient to achieve and sustain compliance, we may appeal the decision. Alternatively, we may apply by April 17, 2009 to list our securities on the Nasdaq Capital Market, assuming we satisfy the requirements for continued listing on that market.

We are currently evaluating whether to file the compliance plan with Nasdaq or to apply to transfer to the Nasdaq Capital Market.

We issued a press release regarding the notification from Nasdaq, a copy of which is attached to this report as Exhibit 99.1 and incorporated herein by reference.

Item9.01.	Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired - None

(b)           Pro Forma Financial Information - None

(c)           Shell Company Transactions - None

(d)           Exhibits:

Exhibit No.	Description

99.1	Press Release dated April 8, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 8, 2009

MEDIS TECHNOLOGIES LTD.

By:	/s/ Jose Mejia
Name: Jose Mejia
Title: Chairman, CEO and President